INTERCREDITOR AGREEMENT

This Agreement (this “Agreement”), dated as of September 16, 2008, is made by Karat Platinum, Inc, a Nevada corporation (“Karat”), in favor of Septimus Ventures LLC, a New York limited liability company (the “New Secured Creditor”)

Whereas, Karat Platinum, Inc. (formerly known as Sentra Consulting Corp.), a Nevada corporation (“Sentra”) is a party to the Intercreditor Agreement (the “Intercreditor Agreement”), dated as of January 30, 2008, by and among Karat, Sentra and Continental, as amended as of March 3, 2008 among the signatories thereto (capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Intercreditor Agreement).

WHEREAS, subsequent to the execution and delivery of the Intercreditor Agreement, the New Secured Creditor has loaned funds to Karat as evidenced by Karat’s Secured Promissory Note, dated the date hereof in favor of the New Secured Creditor in the principal amount of $500,000 (the “New Secured Note”); and

WHEREAS, Karat desire to add the New Secured Creditor as a party to the Intercrediotor Agreement, and memorialize the agreements between Karat and the New Secured Creditor with respect to the enforcement of its rights pertaining to its promissory note and the security interest in the Inventory.

NOW, THEREFORE, in consideration of the forgoing and the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

The New Secured Creditor shall, as of the date hereof, become a party to the Intercreditor Agreement and the related Security Agreement, and for all purposes after the date hereof be entitled to the benefits of the creditors and secured parties therein.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

KARAT PLATINUM, INC.

By: /s/ David Neuberg
Name: David Neuberg
Title: Chief Executive Officer

SEPTIMUS VENTURES LLC

By: /s/ Bonnie Septimus
Name: Bonnie Septimus